

<ARTICLE> 5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM PIMCO
ADVISORS L.P. AND SUBSIDIARIES CONSOLIDATED FINANCIAL STATEMENTS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   6-MOS
<FISCAL-YEAR-END>                          DEC-31-1996
<PERIOD-START>                             JAN-01-1996
<PERIOD-END>                               JUN-30-1996
<CASH>                                          58,615
<SECURITIES>                                    10,934
<RECEIVABLES>                                   58,669
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                               132,633
<PP&E>                                           9,978 <F1>
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                 380,354
<CURRENT-LIABILITIES>                           65,968
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                       313,674 <F2>
<OTHER-SE>                                    (13,168) <F3>
<TOTAL-LIABILITY-AND-EQUITY>                   380,354
<SALES>                                              0 <F4>
<TOTAL-REVENUES>                               190,062 <F5>
<CGS>                                                0 <F4>
<TOTAL-COSTS>                                  129,671 <F6>
<OTHER-EXPENSES>                                18,004 <F7>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                                   0
<INCOME-PRETAX>                                 43,766
<INCOME-TAX>                                       595
<INCOME-CONTINUING>                             43,171
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                    43,171
<EPS-PRIMARY>                                      .64 <F8>
<EPS-DILUTED>                                      .47 <F9>

<F1>  Net of accumulated depreciation and amortization.
<F2>  Entity is a partnership. Amount shown represents Partners' Capital.
<F3>  Amount shown comprises Unamortized Compensation.
<F4>  The partnership is in the service business and has no sales or cost of goods sold of tangible products.
<F5>  Amount shown comprises revenues from services.
<F6>  Amount shown comprises costs of services.
<F7>  Amount shown is from amortization of intangible assets.
<F8>  Amount shown is for the Partnership's General Partner and Class A Limited
      Partner Units.
<F9>  Amount is for the Partnership's Class B Limited Partner Units.
